STOCKHOLDERS AGREEMENT
dated as of August 17, 2016
among
UNITED INSURANCE HOLDINGS CORP.
and
THE STOCKHOLDERS NAMED HEREIN

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS
Section 1.1    Definitions............................................................................................................... 2
Section 1.2    Other Definitional Provisions................................................................................... 8

ARTICLE II

REPRESENTATIONS AND WARRANTIES; DISTRIBUTION

ARTICLE III

CORPORATE GOVERNANCE

ARTICLE IV

STANDSTILL; VOTING

ARTICLE V

TRANSFER RESTRICTIONS
Section 5.1    Transfer Restrictions.............................................................................................. 19
Section 5.2    Legends on Voting Securities; Securities Act Compliance...................................... 21

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ARTICLE VI

REGISTRATION RIGHTS

ARTICLE VII

MISCELLANEOUS

EXHIBITS

Exhibit A        Form of Director Resignation
Exhibit B        Form of Joinder

SCHEDULE

Schedule 3.1(b)    Approved Stockholder Designee Persons

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STOCKHOLDERS AGREEMENT
This STOCKHOLDERS AGREEMENT is dated as of August 17, 2016 (this “Agreement”), by and among United Insurance Holdings Corp., a Delaware corporation (the “Corporation”), RDX Holding, LLC, a Delaware limited liability company (the “AmCo Stockholder”), R. Daniel Peed, an individual residing in Texas (“Peed”), and Peed FLP1, Ltd., L.L.P., a Texas limited liability partnership that is wholly-owned by Peed (collectively with Peed, the “Peed Stockholder”).
R E C I T A L S:
WHEREAS, the Corporation, Kilimanjaro Corp., a North Carolina corporation and direct wholly-owned subsidiary of the Corporation (“Merger Sub”), Kili LLC a Delaware limited liability company and a direct wholly-owned subsidiary of the Corporation (“Merger LLC”), AmCo Holding Company, a North Carolina corporation (“AmCo”), and the AmCo Stockholder, have, together with the other parties thereto, entered into that certain Agreement and Plan of Merger, dated as of August 17, 2016 (the “Merger Agreement”), pursuant to which (a) as of the First Effective Time, Merger Sub will be merged with and into AmCo in accordance with the terms and provisions of the Merger Agreement and applicable Law (the “Merger”) and the separate corporate existence of Merger Sub will cease and AmCo will continue as the surviving corporation of the Merger as a wholly-owned subsidiary of the Corporation (the “Surviving Corporation”), and (b) immediately following the First Effective Time and as of the Second Effective Time, as part of an integrated plan including the Merger, the Surviving Corporation will be merged with and into Merger LLC in accordance with the terms and provisions of the Merger Agreement and applicable Law (the “Second Merger” and, together with the Merger, the “Mergers”) and the separate corporate existence of the Surviving Corporation will cease and Merger LLC will continue as the surviving limited liability company of the Second Merger as a wholly-owned subsidiary of the Corporation;
WHEREAS, immediately prior to the consummation of the Merger, (a) the AmCo Stockholder will be the owner of all of the issued and outstanding capital stock of AmCo and (b) the Peed Stockholder, the other members of the AmCo Stockholder as of the date of the Merger Agreement and their respective permitted transferees under the Merger Agreement will be the owners of all of the issued and outstanding equity interests of the AmCo Stockholder;
WHEREAS, (a) pursuant to the terms of the Merger Agreement, at the First Effective Time and as a result of the consummation of the Merger, the issued and outstanding shares of common stock of AmCo will be converted into validly issued, fully paid and nonassessable shares of common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) and (b) immediately following the Closing, the AmCo Stockholder will distribute to the Peed Stockholder and the other Sole Stockholder Members (as defined in the Merger Agreement) the shares of Common Stock issued in the Merger;
WHEREAS, the Corporation and the Peed Stockholder desire to establish in this Agreement certain terms and conditions concerning the Stockholder Shares to be owned by the

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Peed Stockholder as and from the Closing and related provisions concerning the Peed Stockholder’s relationship with and investment in the Corporation as and from the Closing; and
WHEREAS, the Corporation and the Peed Stockholder desire to establish in this Agreement certain rights concerning the offer and sale of the Registrable Shares by the Peed Stockholder in accordance with the methods of distribution promulgated under the Securities Act and this Agreement;
WHEREAS, it is a condition to the obligation of the Corporation to consummate the transactions contemplated by the Merger Agreement that this Agreement be in full force and effect, and that all representations of the parties hereto be true and correct in all respects as of the Closing; and
WHEREAS, this Agreement shall take effect at and as of the Closing.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1     Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:
“Affiliate” means, as to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, that the Peed Stockholder shall not be deemed to be an Affiliate of the Corporation and vice versa. For purposes of this definition, “control” has the meaning specified in Rule 405 under the Securities Act.
“Agreement” shall have the meaning set forth in the Preamble.
“AmCo” shall have the meaning set forth in the Recitals.
“AmCo Stockholder” shall have the meaning set forth in the Preamble.
“Beneficially Own” shall have the same meaning as set forth in Rule 13d‑3 promulgated by the SEC under the Exchange Act, except that a Person will also be deemed to beneficially own (a) all equity securities of the Corporation which such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (b) all equity securities of the Corporation in which such Person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument

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in any way related to the price of any equity securities of the Corporation. For the avoidance of doubt, (y) all Voting Securities held directly by the Peed Stockholder or any Permitted Transferee will be deemed to be Beneficially Owned by such Person regardless of whether such Person has or shares (or is deemed to have or share) the power to vote or dispose of such Voting Securities, and (z) the Peed Stockholder shall be deemed to Beneficially Own any Voting Securities that the Peed Stockholder is entitled to vote under a proxy delivered pursuant to Section 5.1(f) or the definition of “Permitted Transferee” in the Merger Agreement. The terms “Beneficially Owned”, “Beneficial Owner” and “Beneficial Ownership” or any similar term shall have a correlative meaning.
“Board” shall mean, as of any date, the Board of Directors of the Corporation.
“Board Right Period” shall mean the period from the date of the Closing until the date on which the Board Right Termination Event has occurred.
“Board Right Termination Event” shall be deemed to have occurred with respect to all Stockholder Designees at such time as the Peed Stockholder (together with his Affiliates and Permitted Transferees) ceases to own of record or Beneficially Own Voting Securities representing at least fifteen percent (15%) of the then issued and outstanding Voting Securities.
“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by Law or regulation to close in the City of New York, New York.
“Change of Control” shall mean, with respect to any specified Person, any of the following: (a) the sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of such specified Person or one or more of its Subsidiaries), in a single transaction or in a related series of transactions, a majority of the assets of such specified Person and its Subsidiaries, whether individually or taken as a whole, to any other Person (or Group) which is not, immediately after giving effect thereto, a Subsidiary of such specified Person; (b) any Person or Group becomes, in a single transaction or in a related series of transactions, whether by way of purchase, acquisition, tender, exchange or other similar offer or recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction, the Beneficial Owner of more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of such specified Person; or (c) the consummation of any recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction immediately following which the Beneficial Owners of the voting capital stock of such specified Person immediately prior to the consummation of such transaction do not Beneficially Own more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of the entity resulting from such transaction (including an entity that, as a result of such transaction, owns such specified Person or all of substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, either directly or indirectly through one or more Subsidiaries of such entity) in substantially the same proportion as their Beneficial Ownership of the voting capital stock of such specified Person immediately prior to such transaction.

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“Claim Notice” shall have the meaning set forth in Section 6.8(a).
“Claims” shall have the meaning set forth in Section 6.7(a).
“Closing” shall mean the closing of the Mergers pursuant to the terms of the Merger Agreement.
“Closing Date” shall mean the date on which the Closing occurs.
“Common Stock” shall have the meaning set forth in the Recitals.
“Competition” shall have the meaning set forth in Section 4.4 (a).
“Confidential Information” shall mean any and all confidential or proprietary information, including business information, intellectual property, know-how, research and development information, plans, proposals, technical data, copyright works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists of the Corporation or any Subsidiary of the Corporation, including AmCo.
“Corporation” shall have the meaning set forth in the Preamble.
“Deferral Notice” shall have the meaning set forth in Section 6.1(d)(ii).
“Deferral Period” shall have the meaning set forth in Section 6.1(d)(ii).
“Director” shall mean any member of the Board.
“Distribution” shall have the meaning set forth in the Merger Agreement.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“First Effective Time” shall have the meaning set forth in the Merger Agreement.
“Free Writing Prospectus” shall have the meaning set forth in Section 6.4(a).
“Governmental Authority” means any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency or commission or enforcement body or other governmental or quasi-governmental authority or instrumentality (in each case whether federal, state, provincial, territorial, local, foreign, international or multinational).
“Group” shall mean two or more Persons acting together, pursuant to any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting or disposing of securities as contemplated by Rule 13d‑5(b) of the Exchange Act.
“Holdback Period” means ninety (90) days (or such shorter period as the managing underwriter(s) permit) after the date of the Prospectus supplement filed with the SEC in connection with a sale of securities under a Registration Statement.

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“Indemnifying Party” shall have the meaning set forth in Section 6.8(a).
“L. Peed” shall mean Ms. Leah Peed.
“Laws” means any federal, state, provincial, territorial, local, foreign, international or multinational treaty, constitution, statute or other law, ordinance, rule or regulation.
“Merger” shall have the meaning set forth in the Recitals.
“Mergers” shall have the meaning set forth in the Recitals.
“Merger LLC” shall have the meaning set forth in the Recitals.
“Merger Agreement” shall have the meaning set forth in the Recitals.
“Merger Sub” shall have the meaning set forth in the Recitals.
“NASDAQ” shall mean The Nasdaq Global Select Market.
“Nominating Committee” shall have the meaning set forth in Section 3.1(d).
“Organizational Documents” shall mean, with respect to any Person, such Person’s memorandum and articles of association, articles or certificate of incorporation, formation or organization, by‑laws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.
“Other Voting Shares” shall mean shares of any class of capital stock of the Corporation (other than the Common Stock) that are entitled to vote generally in the election of Directors.
“Peed” shall have the meaning set forth in the Preamble.
“Peed Stockholder” shall have the meaning set forth in the Preamble and, in the event that any Voting Securities of the Peed Stockholder are Transferred to any Permitted (other than L. Peed) Transferee in accordance with Section 5.1(f), such Permitted Transferee.
“Permitted Transferee” of any Person shall mean (a) such Person’s spouse (other than, in the case of the Peed Stockholder, L. Peed), siblings and/or descendants (whether natural or adopted), the spouses of such siblings and such descendants, and the estates of any of the foregoing; (b) any trust established solely for the benefit of such Person, such Person’s spouse (other than, in the case of the Peed Stockholder, L. Peed), siblings and/or descendants (whether natural or adopted), and such siblings’ or such descendants’ spouses (determined ignoring any remainder or similar interest coming into effect only upon the death of all such Persons); or (c) any partnerships, corporations or limited liability companies where the only partners, shareholders or members are the Persons referred to in the preceding clauses (a) and (b) and the governance documents of such partnership, corporation or limited liability company contains a prohibition that is enforced on the

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transfer of any partnership interests, shares of capital stock or limited liability company interests in such partnership, corporation or limited liability company, respectively, to any Person other than a Person described in the preceding clauses (a) and (b); or (d) in the case of the Peed Stockholder and subject to the restrictions set forth in clause (i)(z)(1) of Section 5.1(f), L. Peed.
“Person” means any individual, firm, corporation, general or limited partnership, limited liability partnership, firm, company (including any limited liability company or joint stock company), trust, association, organization, joint venture, Governmental Authority or other entity.
“Piggyback Registration” shall have the meaning set forth in Section 6.2.
“Piggyback Registration Statement” shall have the meaning set forth in Section 6.2.
“Proceeding” shall have the meaning set forth in Section 7.12.
“Prospectus” shall mean the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material, if any, incorporated by reference in such prospectus or prospectuses.
“Registrable Shares” shall mean, at any time of determination, the Stockholder Shares.
“Registration Rights Termination Date” shall have the meaning set forth in Section 6.3.
“Registration Statement” shall mean any registration statement of the Corporation which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post‑effective amendments, all exhibits and all documents, if any, incorporated by reference in such Registration Statement.
“Registration Stockholders” shall have the meaning set forth in Section 6.1(a).
“Representatives” shall, with respect to any Person, mean any officer, director and/or employee of such Person or any financial advisor, attorney, accountant or other agent, advisor or representative of such Person; provided, however, that, with respect to the Peed Stockholder, no underwriter, broker‑dealer or placement agent shall be deemed to be a Representative of the Peed Stockholder solely as a result of such underwriter, broker‑dealer or placement agent participating in the distribution of any Registrable Shares, unless such underwriter, broker‑dealer or placement agent is otherwise an Affiliate of the Peed Stockholder.
“Restricted Period” shall have the meaning set forth in Section 4.4(a).
“Rule 415 Limitation” shall have the meaning set forth in Section 6.1(a).
“Sales Process” shall have the meaning set forth in Section 4.1(b).

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“SEC” shall mean the United States Securities and Exchange Commission.
“Second Effective Time” shall have the meaning set forth in the Merger Agreement.
“Second Merger” shall have the meaning set forth in the Recitals.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Expenses” shall have the meaning set forth in Section 6.6.
“Shelf Registration” shall have the meaning set forth in Section 6.1(a).
“Shelf Registration Period” shall have the meaning set forth in Section 6.1(b).
“Sole Stockholder Members” shall have the meaning set forth in the Merger Agreement.
“Standstill Period” shall mean the period commencing on the Closing Date and ending on the first date after the Closing Date on which the Peed Stockholder (together with his Affiliates and Permitted Transferees) ceases to Beneficially Own Voting Securities representing at least fifteen percent (15%) of the Voting Securities outstanding at such time.
“Stockholder Designees” shall have the meaning set forth in Section 3.1(b).
“Stockholder Shares” shall mean (a) all Common Stock Beneficially Owned by the Peed Stockholder on the Closing Date immediately after giving effect to the Closing, and (b) all equity securities of the Corporation issued to the Peed Stockholder in respect of any such Common Stock or into which any such Common Stock shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations, reclassifications or capital reorganizations occurring after the date of this Agreement. For the avoidance of doubt, Stockholder Shares shall include any of the foregoing equity securities of the Corporation specified in clause (a) or (b) of the immediately preceding sentence that are Beneficially Owned by a Permitted Transferee following the Closing Date.
“Subsidiary” shall mean, of a specified Person, any other Person (a) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person or (b) of which the specified Person controls the management.
“Surviving Corporation” shall have the meaning set forth in the Recitals.
“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, encumbrance or other disposition to any Person, including those by way of hedging or derivative transactions. The term “Transferred” shall have a correlative meaning.

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“Valid Business Reason” shall have the meaning set forth in Section 6.1(d).
“Voting Securities” shall mean (a) Common Stock, (b) Other Voting Shares and (c) all equity securities of the Corporation in respect of any such Common Stock or Other Voting Shares or into which any such Common Stock or Other Voting Shares shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations, reclassifications or capital reorganizations occurring after the date of this Agreement. For the avoidance of doubt, Voting Securities shall include any of the foregoing equity securities of the Corporation specified in clause (a) or (b) of the immediately preceding sentence that are Beneficially Owned by a Permitted Transferee following the Closing Date.
Section 1.2    Other Definitional Provisions. Except as expressly set forth in this Agreement or unless the express context otherwise requires:
(a)    the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(b)    terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;
(c)    the terms “Dollars” and “$” mean United States Dollars;
(d)    references herein to a specific Section shall refer to Sections of this Agreement;
(e)    wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation” and such words shall not be construed to limit any general statement to the specific or similar items or matters immediately following such words;
(f)    references herein to any gender shall include each other gender;
(g)    references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;
(h)    references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;
(i)    with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

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(j)    references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;
(k)    references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder;
(l)    when calculating the number of days before which, within which or following which any act is to be done or any step is to be taken pursuant to this Agreement, the initial reference date in calculating such number of days shall be excluded; provided, if the last day of the applicable number of days is not a Business Day, the specified period in question shall end on the next succeeding Business Day;
(m)    for purposes of any calculation hereunder, the number of Voting Securities then outstanding shall be the number most recently identified by the Corporation as outstanding in any filing of the Corporation made with the SEC after the date of this Agreement under the Exchange Act or the Securities Act; and
(n)    each of the Corporation and the Peed Stockholder have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by such parties and no presumption or burden of proof shall arise favoring or disfavoring any such party by virtue of the purported authorship of any provision of this Agreement.
ARTICLE II

REPRESENTATIONS AND WARRANTIES; DISTRIBUTION
Section 2.1    Representations and Warranties of the Corporation. The Corporation represents and warrants to the Peed Stockholder as of the date hereof and as of the Closing that:
(a)    The Corporation is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.
(b)    The Corporation has all requisite corporate authority and power to execute, deliver and perform its obligations under this Agreement. This Agreement and the performance by the Corporation of the obligations contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Corporation and no other corporate proceedings on the part of the Corporation are necessary to authorize the execution and delivery of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by the Corporation and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect

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affecting generally the enforcement of creditors’ rights and remedies and (ii) general principles of equity.
(c)    The execution and delivery of this Agreement by the Corporation and the performance by the Corporation of its obligations hereunder (i) do not result in any violation of the certificate of incorporation or by-laws or other constituent documents of the Corporation, and (ii) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which the Corporation is a party or by which it is bound or to which its properties may be subject and (iii) do not violate any existing applicable Law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Corporation or any of its properties.
Section 2.2    Representations and Warranties of the Peed Stockholder. The Peed Stockholder represents and warrants to the Corporation severally, and not jointly, as of the date hereof and as of the Closing that:
(a)    This Agreement and the performance by the Peed Stockholder of his or its obligations contemplated hereby have been duly and validly authorized by all necessary action on the part of the Peed Stockholder and no other proceedings on the part of the Peed Stockholder is necessary to authorize the execution and delivery of this Agreement or the performance of his or its obligations hereunder. This Agreement has been duly executed and delivered by the Peed Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Corporation, constitutes the legal, valid and binding obligation of the Peed Stockholder enforceable against the Peed Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (ii) general principles of equity.
(b)    The execution and delivery of this Agreement by the Peed Stockholder and the performance by the Peed Stockholder of his or its obligations hereunder (i) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which the Peed Stockholder is a party or by which the Peed Stockholder is bound or to which his, her or its properties may be subject and (ii) do not violate any existing applicable Law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Peed Stockholder or any of his or its properties.
(c)    Except for the Common Stock to be issued pursuant to the Merger Agreement, the Peed Stockholder does not Beneficially Own any Voting Securities.
Section 2.3    Representations and Warranties of AmCo Stockholder. The AmCo Stockholder represents and warrants to the Corporation as of the date hereof and as of the Closing that:
(a)    The AmCo Stockholder is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

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(b)    The AmCo Stockholder has all requisite limited liability company authority and power to execute, deliver and perform its obligations under this Agreement. This Agreement and the performance by the AmCo Stockholder of the obligations contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of the AmCo Stockholder and no other limited liability company proceedings on the part of the AmCo Stockholder are necessary to authorize the execution and delivery of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by the AmCo Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of the AmCo Stockholder, enforceable against the AmCo Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (ii) general principles of equity.
(c)    The execution and delivery of this Agreement by the AmCo Stockholder and the performance by the AmCo Stockholder of its obligations hereunder (i) do not result in any violation of the certificate of formation and limited liability company agreement or other constituent documents of the AmCo Stockholder, and (ii) do not conflict with, or result in a breach of any of the terms or provisions of, or result in the creation or acceleration of any obligations under, or constitute a default under any agreement or instrument to which the AmCo Stockholder is a party or by which it is bound or to which its properties may be subject and (iii) do not violate any existing applicable Law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the AmCo Stockholder or any of its properties.
Section 2.4    Distribution. Immediately following the Closing, the AmCo Stockholder shall effect the Distribution (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement.
ARTICLE III

CORPORATE GOVERNANCE
Section 3.1    Board Representation
(a)    Contemporaneously with the Closing, the Board shall (i) increase the number of Directors that comprise the entire Board from seven (7) directors to ten (10) directors, (ii) subject to the terms of this Article III, appoint as directors the three individuals designated by the Peed Stockholder pursuant to Section 7.16 of the Merger Agreement (each of whom shall be considered a Stockholder Designee for all purposes of this Agreement) and (iii) appoint Peed as the Non-Executive Vice Chairman of the Board; provided, however, that each Stockholder Designee shall satisfy the applicable requirements set forth in Section 3.1(c).
(b)    During the Board Right Period, the Peed Stockholder shall have the right to designate up to three individuals (each, a “Stockholder Designee”), who may include Peed, to be

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members of the Board. In the event that the Corporation at any time or from time to time increases or decreases the size of the Board, (i) the number of Stockholder Designees that the Peed Stockholder is entitled to designate shall be increased or decreased proportionately as the case may be (rounding up to the nearest whole number); provided that if the size of the Board is decreased to seven individuals, the Peed Stockholder shall only have the right to designate two Stockholder Designees; (ii) if the size of the Board is increased, such increase will not affect the tenure, term or other rights to serve as a member of the Board of any Stockholder Designee then serving on the Board, and (iii) if the size of the Board is decreased such that the number Stockholder Designees that the Peed Stockholder is entitled to designate is decreased, then the Peed Stockholder shall cause one or more Stockholder Designees then serving on the Board to resign from the Board so that the number of Stockholder Designees serving on the Board equals the number of Stockholder Designees that the Peed Stockholder is entitled to designate following such decrease in the size of the Board.
(c)    Any person designated by the Peed Stockholder as a Stockholder Designee (i)(A) shall not be a person that would be required to disclose any information pursuant to Item 2(d) or (e) of Schedule 13D if such Stockholder Designee were the “person filing” such Schedule 13D, (B) shall not have engaged in a proxy contest or other activist campaign and (C) shall not be an employee, director or 5.0% or greater equity holder of any Person that is in Competition with the Corporation or any of its Subsidiaries, (ii) shall not be prohibited or disqualified from serving as a director of a public company pursuant to any applicable rule or regulation of the SEC or NASDAQ or pursuant to applicable Law (including applicable insurance Laws), (iii) shall, prior to his or her appointment to the Board, provide an executed resignation letter in substantially the form set forth in Exhibit A hereto automatically resigning from the Board and from any committees or subcommittees of the Board or the Corporation to which he or she is then appointed or on which he or she is then serving upon the occurrence of the Board Right Termination Event, in the event that he or she no longer meets the qualifications set forth in this Section 3.1(c) and (iv) other than the Peed Stockholder, shall qualify as an “independent director” (as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules, or any successor rule thereto, as amended).
(d)    During the Board Right Period, the Corporation shall use its reasonable best efforts to procure, at each annual general meeting of stockholders of the Corporation occurring during the Board Right Period at which the term of an applicable Stockholder Designee will expire in accordance with the Corporation’s Organizational Documents, the election or re‑election, as the case may be, of the Stockholder Designees, including by (i) nominating such Stockholder Designees for election to serve as Directors as provided in this Agreement, (ii) subject to compliance by the Peed Stockholder with Section 3.1(f), including such nomination and other required information regarding such Stockholder Designee in the Corporation’s proxy materials for such meeting of stockholders and (iii) soliciting or causing the solicitation of proxies in favor of the election of such Stockholder Designees as Directors, for a term expiring at the next annual general meeting of stockholders of the Corporation, or at such earlier time, if any, as any Stockholder Designee may resign, retire, die or be removed (for any reason) as a Director (other than upon the occurrence of the Board Right Termination Event). Notwithstanding the foregoing, the Corporation shall not be obligated to nominate or to use its reasonable best efforts to cause to be elected as a Director any Stockholder Designee (1) who in the reasonable judgment (including with respect to applicable fiduciary duties) of the Nominating and Corporate Governance Committee of the Board (the

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“Nominating Committee”) fails to satisfy (i) the requirements set forth in Section 3.1(c) or (ii) the requirements set forth in the Corporation’s Organizational Documents, Corporate Governance Guidelines and Code of Conduct and Ethics included in the Investor Relations – Corporate Overview section of the Corporation’s website (located at http://www.upcinsurance.com) as in effect (and as may be amended and amended and restated) from time to time, or because the Nominating Committee determines that recommending such Stockholder Designee for nomination for election as a Director would be reasonably likely to be inconsistent with its fiduciary obligations, or (2) if the Board reasonably determines that recommending such Stockholder Designee for election as a Director would be inconsistent with its fiduciary obligations; provided that if the Nominating Committee determines not to recommend a Stockholder Designee to the Board because the Nominating Committee determines such Stockholder Designee fails to meet the qualifications set forth above or because the Nominating Committee reasonably determines that recommending such Stockholder Designee for nomination for election as a Director would be inconsistent with its fiduciary obligations or if the Board determines not to nominate such Stockholder Designee for election to the Board because it has reasonably determined that recommending such Stockholder Designee for nomination for election as a Director would be inconsistent with its fiduciary obligations, the Peed Stockholder shall be entitled to designate another natural person as a replacement Stockholder Designee (subject to compliance with the terms of this Article III with respect to such Stockholder Designee), and the Corporation shall (subject to the terms and conditions of this Section 3.1) use its reasonable best efforts to cause such Stockholder Designee to be elected or appointed to the Board.
(e)    In furtherance of, and not in limitation to, the Peed Stockholder’s rights in this Section 3.1, during the Board Right Period, (i) the Peed Stockholder shall have the right (but not the obligation), upon written notice to the Corporation as provided in Section 3.1(f), to designate a Stockholder Designee to replace any Stockholder Designee who shall have resigned, retired, died or been removed from office (for any reason) (other than upon the occurrence of the Board Right Termination Event) or who, following the voting of stockholders at a meeting of stockholders of the Corporation shall have failed to be elected or re‑elected, as the case may be, by the requisite vote of the Corporation’s stockholders; and (ii) subject to the provisions of this Article III, the Corporation shall promptly following the receipt of written notice from the Peed Stockholder as contemplated above following the resignation, retirement, death or removal from office of such Stockholder Designee, appoint such replacement Stockholder Designee to serve on the Board; provided, that the Board shall not be obligated to appoint such Stockholder Designee unless the Peed Stockholder or such Stockholder Designee has delivered to the Board the information that would be required to be delivered pursuant to Section 3.1(f)(ii) if such Stockholder Designee were up for election.
(f)    Not less than ninety (90) days prior to the anniversary of the prior year’s annual general meeting of stockholders of the Corporation occurring during the Board Right Period at which one or more Stockholder Designees are to be elected, the Peed Stockholder shall (i) notify the Corporation in writing of the name of the Stockholder Designees to be nominated for election at such meeting and (ii) provide, or cause such Stockholder Designees to provide, to the Corporation, all information concerning the Stockholder Designees and his or her nomination to be elected as Directors at such meeting as shall reasonably be required by the Corporation’s standard director

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and officer questionnaire (including any reasonable follow-up requests by the Corporation for additional information).
(g)    During the Board Right Period, the Corporation agrees that any Stockholder Designee serving as a Director shall be entitled to the same rights, privileges and compensation applicable to all other non‑employee Directors generally or to which all such non‑employee Directors are entitled, including any rights with respect to indemnification arrangements, directors and officers insurance coverage and other similar protections and expense reimbursement rights.
(h)    The Peed Stockholder acknowledges that the Board may from time to time establish procedures that the Board reasonably determines are appropriate to address any conflicts of interest that a Stockholder Designee may have, including as a result of such person’s service in any capacity at AmRisc, LLC or any of its Affiliates.
(i)    Notwithstanding anything in this Agreement to the contrary, the Corporation will not be obligated to take any action in respect of any Stockholder Designee pursuant to Section 3.1(d) or Section 3.1(e) until the Peed Stockholder provides, or causes to be provided, in all material respects, the notice and information required by Section 3.1(f).
(j)    Notwithstanding anything to the contrary in this Agreement, each Stockholder Designee (including Peed), during the term of any service as a Director, shall not be prohibited from acting in his or her capacity as a Director and complying with his or her fiduciary duties as a Director.
Section 3.2    Use of Information.
(a)    The Peed Stockholder shall hold, and shall cause the Stockholder Designees, his or its Affiliates and his or its Representatives who receive any Confidential Information directly or indirectly from or on behalf of the Peed Stockholder or the Corporation (including, without limitation, any Director of the Corporation) to hold, in strict confidence any and all Confidential Information concerning or related to the Corporation or any Subsidiary of the Corporation (including AmCo), except to the extent that such Confidential Information (i) is or becomes generally available to the public, other than as a result of a disclosure by the Peed Stockholder, the Stockholder Designees or their Affiliates or Representatives in violation of this Section 3.2(a), or (ii) is or becomes available to the Peed Stockholder on a non-confidential basis from another Person who is not known to the Peed Stockholder to be bound by a confidentiality agreement with the Corporation or any Subsidiary of the Corporation (including the AmCo). In the event that the Peed Stockholder, the Stockholder Designees, or any of his or its respective Affiliates or Representatives is required by Law to disclose any Confidential Information, such person shall promptly notify the Corporation in writing so that the Corporation may, at its own cost and expense, seek a protective order and/or other motion filed to prevent the production or disclosure of Confidential Information. If such motion has been denied, then such person may disclose only such portion of the Confidential Information which is required by Law to be disclosed; provided, that (A) such person shall use commercially reasonable efforts to preserve the confidentiality of the remainder of the Confidential Information and (B) such person shall not oppose any motion for confidentiality brought by the Corporation in accordance with this Section 3.2(a). For the avoidance of doubt, the Peed Stockholder will continue to be bound by his

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and its obligations pursuant to this Section 3.2(a) for any Confidential Information that is not required to be disclosed pursuant to the immediately preceding sentence above, or that has been afforded protective treatment pursuant to such motion.
(b)    The Peed Stockholder shall not, and shall cause his or its Representatives and Affiliates not to, use material non‑public information obtained at any meetings of the Board or Board committees in a manner prohibited by applicable Law, including trading any securities of the Corporation while in possession of such material non‑public information to the extent such trading would violate applicable Law. The Peed Stockholder shall be responsible for any breach of this Agreement by any of his Representatives and Affiliates.
Section 3.3    Strategic Business Development Committee. At or promptly following the Closing, the Corporation shall form a Strategic Business Development Committee (which shall not be a committee of the Board), which shall initially consist of Peed (as its Chairman), Gregory Branch, John Forney and Andy Gray. The committee shall have the authority to review and make recommendations to the Board with respect to potential mergers, acquisitions and other similar activities of the Corporation (subject to customary conflicts of interest and confidentiality policies established by the Board).
ARTICLE IV

STANDSTILL; VOTING
Section 4.1    Standstill Restrictions.
(a)    During the Standstill Period, the Peed Stockholder shall not, and shall cause each of his Affiliates not to, directly or indirectly, alone or in concert with any other Person, except with the consent or approval of the Board or as expressly set forth in this Section 4.1 or Section 5.1(f)(iii):
(i)    purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of (A) any Voting Securities other than the Stockholder Shares or (B) any other securities issued by the Corporation, in each case other than any such Voting Securities or other securities that the Corporation knowingly issues directly to the Peed Stockholder or his Affiliates known by the Corporation to be his Affiliates (including but not limited to in connection with services as an officer or director of the Corporation) with the consent or approval of a majority of the full Board (for the avoidance of doubt securities issued in an underwritten transaction shall not be considered issued directly by the Corporation);
(ii)    participate in, publicly propose or publicly offer any effort to acquire the Corporation or any of its Subsidiaries or any assets or operations of the Corporation or any of its Subsidiaries;
(iii)    seek to or knowingly induce any third party to propose, offer or participate in any effort to acquire Beneficial Ownership of Voting Securities (other than the Stockholder

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Shares as and to the extent permitted in accordance with Article V) (for the avoidance of doubt, enhancing the operations of the Company shall not in and of itself be considered a violation of this clause (iii))
(iv)    participate in, publicly propose or publicly offer any tender offer, exchange offer, merger, acquisition, share exchange or other business combination or Change of Control transaction involving the Corporation or any of its Subsidiaries, or any recapitalization, restructuring, liquidation, disposition, dissolution or other extraordinary transaction involving the Corporation, any of its Subsidiaries or any material portion of their businesses;
(v)    seek to call, request the call of, or call a special meeting of the stockholders of the Corporation, make or seek to make a stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders of the Corporation or in connection with any action by consent in lieu of a meeting, or make a request for a list of the Corporation’s stockholders;
(vi)    (A) seek election to the Board or seek to place a Director or seek the removal of any Director (in each case other than as expressly contemplated by this Agreement), or (B) otherwise acting alone or in concert with others seek to control or influence the governance or policies of the Corporation (except, in the case of this clause (B), in his capacity as a member of the Board);
(vii)    solicit proxies, designations or written consents of stockholders, or conduct any binding or nonbinding referendum with respect to Voting Securities, or make or in any way participate in any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any Voting Securities with respect to any matter, or become a participant in any contested solicitation for the election of directors with respect to the Corporation (as such terms are defined or used in the Exchange Act and the rules promulgated thereunder), other than solicitations or acting as a participant in support of the voting obligations of the Peed Stockholder pursuant to Section 4.3;
(viii) make or issue or cause to be made or issued any public disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (A) in support of any solicitation described in clause (vii) above (other than solicitations on behalf of the Board), (B) in support of any matter described in clause (v) above, (C) concerning any potential matter described in clause (iv) above or (D) negatively or disparagingly commenting about the Corporation or any of the Corporation’s directors, officers, key employees, businesses, operations or strategic plans or strategic directions;
(ix)    form, join, or in any other way participate in, a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the

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Exchange Act with respect to the Voting Securities, or deposit any Voting Securities in a voting trust or similar arrangement, or subject any Voting Securities to any voting agreement or pooling arrangement, or grant any proxy, designation or consent with respect to any Voting Securities (other than to a designated representative of the Corporation pursuant to a proxy or consent solicitation on behalf of the Board);
(x)    publicly disclose, or cause or facilitate the public disclosure (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to obtain any waiver, consent under, or amendment of, any of the provisions of Sections 4.1, 4.2 or 4.3, or otherwise (A) seek in any manner to obtain any waiver, consent under, or amendment of, any provision of this Agreement or (B) bring any action or otherwise act to contest the validity or enforceability of Sections 4.1, 4.2 or 4.3 or seek a release from the restrictions or obligations contained in Sections 4.1, 4.2 or 4.3; or
(xi)    enter into any discussions, negotiations, agreements or understandings with any Person with respect to the foregoing, or advise, assist, encourage, support, provide financing to or seek to persuade others to take any action with respect to any of the foregoing, or act in concert with others or as part of a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of the foregoing.
(b)    This Section 4.1 shall not, in any way, prevent, restrict, encumber or limit (i) the Peed Stockholder and his Affiliates from (A) exercising their respective rights, performing their respective obligations or otherwise consummating the transactions contemplated by this Agreement and the Merger Agreement, in each case in accordance with the terms hereof or thereof, (B) if the Board has previously authorized or approved the solicitation by the Corporation of bids or indications of interest in the potential acquisition of the Corporation or any of its assets or operations by auction or other sales process (each, a “Sales Process”), participating in such Sales Process in accordance with the procedures established by the Board and, if selected as the successful bidder by the Corporation, completing the acquisition contemplated thereby; provided, that, unless this Agreement has terminated, the Peed Stockholder and his Affiliates shall otherwise remain subject to the provisions of this Section 4.1 in all respects during and following the completion of the Sales Process, (C) engaging in confidential discussions with the Board or any of its members regarding a private proposal by the Peed Stockholder to acquire assets of the Corporation or a material portion of the outstanding shares of capital stock of the Corporation, provided, that the Peed Stockholder may only take the actions contemplated by this Section 4.1(b) if he and his Affiliates do not (and are not required to) publicly disclose any such matters and such actions shall not require the Corporation to make any public disclosure of such matters prior to the announcement of a definitive agreement, or (D) voting or transferring the Stockholder Shares or other Voting Securities in any manner not otherwise specifically prohibited by this Agreement, or (ii) any Stockholder Designee then serving as a Director from acting as a Director or exercising and performing his or her duties (fiduciary and otherwise) as a Director in accordance with the Corporation’s Organizational Documents, all codes and policies of the Corporation and all Laws,

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rules, regulations and codes of practice, in each case as may be applicable and in effect from time to time.
Section 4.2    Attendance at Meetings. For so long as the Peed Stockholder (together with his Affiliates and Permitted Transferees) Beneficially Owns Voting Securities representing at least fifteen percent (15%) of the Voting Securities outstanding at such time, the Peed Stockholder shall cause all Voting Securities then Beneficially Owned by the Peed Stockholder to be present, in person or by proxy, at any meeting of the stockholders of the Corporation occurring at which an election of Directors is to be held, so that all such Voting Securities shall be counted for the purpose of determining the presence of a quorum at such meeting.
Section 4.3    Voting. Subject to Section 4.1, from and after the Closing until the earlier of (a) the fifth (5th) year anniversary of the Closing Date and (b) the date that the Peed Stockholder Beneficially Owns less than twenty-five percent (25%) of the outstanding Voting Securities, (i) the Peed Stockholder shall be entitled to vote (and cause to be voted) Voting Securities then Beneficially Owned by the Peed Stockholder representing up to twenty five percent (25%) of the outstanding Voting Securities of the Corporation in his sole discretion with respect to any business or proposal on which the stockholders of the Corporation are entitled to vote and (ii) the Peed Stockholder shall vote and cause to be voted all other Voting Securities then Beneficially Owned by the Peed Stockholder in proportion to the votes cast with respect to the Voting Securities not Beneficially Owned by the Peed Stockholder or any of his Affiliates with respect to any business or proposal on which the stockholders of the Corporation are entitled to vote; provided, at any time in which the Peed Stockholder has the right to designate the Stockholder Designees pursuant to Section 3.1, the Peed Stockholder shall have the right to vote (or cause to be voted) all of the Voting Securities then Beneficially Owned by the Peed Stockholder in favor of the election of the Stockholder Designees nominated and recommended by the Board for election or re-election to the Board.
Section 4.4    Non-Competition.
(a)    Until such date that is five years from the Closing Date (the “Restricted Period”), the Peed Stockholder agrees that he shall not, and he shall cause his Affiliates not to, engage, directly or indirectly (whether as an officer, director, securityholder, owner, co-owner, partner, promoter, employee, agent, independent contractor, representative, consultant, investor, advisor, manager or otherwise), in any business activities that compete with the business activities engaged in by AmCo and its subsidiaries as of the date hereof (“Competition”), provided, for the avoidance of doubt, that being an securityholder, owner, co-owner, partner or investor in or of or serving as an officer, director, promoter, employee, agent, independent contractor, representative, consultant, advisor, manager or otherwise of AmRisc or its Subsidiaries shall not be considered to be Competition. Notwithstanding anything to the contrary in this Section 4.4(a), it shall not be a violation of this Section 4.4(a), and the Peed Stockholder or any of his respective Affiliates shall not be prohibited in any manner from, but only to the extent consistent with the Corporation’s Insider Trading Policy, Code of Conduct and Ethics and any other internal policies governing the ownership of equity securities (to the extent applicable to the Peed Stockholder), directly or indirectly, acquiring, holding or otherwise investing in or Beneficially Owning (or causing any of his Affiliates

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to, directly or indirectly, acquire, hold or otherwise invest in or Beneficially Own) (A) any securities or assets of any Person through any employee benefit plan or pension plan, (B) securities of any Person engaged in Competition having less than five percent (5%) of the outstanding voting power of such Person, so long as neither the Peed Stockholder nor any of his Affiliates control such Person engaged in Competition, or (C) any securities of any Person or any assets that, in either case, are disposed of by a Person engaged in Competition in a divesture or similar transaction where such Person or assets so disposed of by such Person is not engaged in Competition.
(b)    The covenants contained in this Section 4.4 shall be deemed to apply separately, not collectively, to each city, county, state and country of any geographic area in which the Corporation or any of its Subsidiaries (including AmCo) conducts its respective business and shall be severable as to each such city, county, state and country of any such geographic area. It is the desire and intent of the parties hereto that the provisions of this Section 4.4 shall be enforced to the fullest extent permitted under the Laws and public policies of each jurisdiction in which enforcement is sought.
(c)    If any court determines that any provision of this Section 4.4 is unenforceable, such court will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid, enforceable and reasonable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and, in reduced form, such provision shall be enforceable; provided, that, it is the intention of the parties hereto that the provisions of this Section 4.4 shall not be terminated, unless so terminated by a court, but shall be deemed amended only to the extent required to render them valid and enforceable, and such amendment to apply only with respect to the operation of this Section 4.4 in the jurisdiction of the court that has made such adjudication.
(d)    The Peed Stockholder acknowledges and agrees that, in connection with his duties and relationship with AmCo prior to the Merger, the Peed Stockholder has had access to, been provided with and/or prepared and created Confidential Information of AmCo and its business and assets, as well as other business information and trade secrets belonging to AmCo, and as a condition to the consummation of the Merger and to enable the Corporation to secure more fully the benefits of the transactions contemplated by the Merger Agreement, the Corporation has required that the Peed Stockholder enter into the provisions contained in this Article IV in order to induce the Corporation to consummate the Merger, as the Corporation believes that the Peed Stockholder’s agreement to the provisions contained in this Article IV are important to protect the goodwill of AmCo and its business.
ARTICLE V

TRANSFER RESTRICTIONS

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Section 5.1    Transfer Restrictions.
(a)    The right of the Peed Stockholder to Transfer any Voting Securities, including any Stockholder Shares, is subject to the restrictions set forth in this Article V. No Transfer of Voting Securities, including any Stockholder Shares, by the Peed Stockholder may be effected except in compliance with the restrictions set forth in this Article V and with the requirements of the Securities Act and any other applicable securities Laws. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Corporation.
(b)    Until the one (1) year anniversary of the Closing Date, the Peed Stockholder shall not Transfer any Voting Securities Beneficially Owned by him without the prior written consent of the Board (which such consent may be withheld in the sole discretion of the Board with the Stockholder Designees, in their capacity as Directors, recusing themselves from such Board determination).
(c)    Subject to this Section 5.1, (i) from the one (1) year anniversary of the Closing Date and until the three (3) year anniversary of the Closing Date, the Peed Stockholder may Transfer up to an aggregate of twenty five (25%) of the Stockholder Shares, in one (1) or more Transfers, without the prior consent of the Corporation, and (ii) following the three (3) year anniversary of the Closing Date, the Peed Stockholder may Transfer the remaining Voting Securities Beneficially Owned by him, in whole or in part from time to time, without the prior consent of the Board.
(d)    Notwithstanding anything in this Agreement to the contrary, (i) any Transfer of Voting Securities effected pursuant to a Registration Statement shall be subject to the requirements of Article VI and (ii) the Peed Stockholder shall not knowingly Transfer to any Person or Group (whether such Person or Group is purchasing Voting Securities for its or their own account(s) or as fiduciary on behalf of one (1) or more accounts) Voting Securities (A) other than in the case of a Transfer to a Permitted Transferee, that represent more than four and nine-tenths percent (4.9%) of the Voting Securities then outstanding in a single Transfer or series of related Transfers; provided, that, notwithstanding the foregoing, the Peed Stockholder may Transfer Voting Securities representing more than four and nine-tenths percent (4.9%) of the Voting Securities then outstanding in a single Transfer or series of related Transfers in one (1) or more block trades with one (1) or more registered broker-dealers or (B) to (a) a Person engaged in Competition, or (b) a Person that has engaged in a proxy contest or other activist campaign (with respect to the Corporation or any other Person) or who is or has filed a Schedule 13D that disclosed any plan or proposal with respect to any issuer which plan or proposal (1) relates to or would result in any of the matters set forth in clauses (b) through (j) of Item 4 of Schedule 13D and (2) was not authorized or approved by the board of directors of the issuer or was not entered into pursuant to an agreement with the issuer. For the avoidance of doubt, none of Section 5.1(b) or Section 5.1(c) shall apply to, and nothing therein shall directly or indirectly prohibit, restrict or otherwise limit, to the extent otherwise permitted by Law, any Transfer of Voting Securities made in accordance with Section 5.1(f).
(e)    Notwithstanding the foregoing, the Peed Stockholder shall not effect any Transfer of Voting Securities during any Holdback Period to the extent such Transfer is prohibited

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under the terms of the lock-up agreement entered in to with a managing underwriter as contemplated by Section 6.10.
(f)    Notwithstanding anything to the contrary set forth in Section 5.1(b) or Section 5.1(c), the Peed Stockholder may, at any time, (i) Transfer some or all of the Voting Securities to any Permitted Transferee; provided, that, (x) prior to any such Transfer and except in the case that such Permitted Transferee is L. Peed, such Permitted Transferee executes and delivers to the Corporation a joinder to this Agreement in the form attached hereto as Exhibit B; (y) if, at any time after such Transfer, such Permitted Transferee ceases to qualify as a Permitted Transferee, the Peed Stockholder shall cause all Voting Securities held by such Permitted Transferee to be Transferred to a Person that is, at such time, a Permitted Transferee and that, prior to such Transfer, agrees in writing to acquire and hold such Transferred Voting Securities subject to and in accordance with this Agreement as if such Permitted Transferee were the Peed Stockholder hereunder; and (z) if such Permitted Transferee is L. Peed, (1) such Transfer (combined with all of the Voting Securities received by L. Peed in the Distribution and all other Transfers to L. Peed from the Peed Stockholder (irrespective of whether such Voting Securities are owned by L. Peed as of the time of the applicable Transfer)) does not in the aggregate represent or result in the Beneficial Ownership by L. Peed of more than 9.9% of the Voting Securities of the Corporation; (2) L. Peed grants to the Peed Stockholder an irrevocable proxy in form and substance reasonably satisfactory to the Corporation giving the Peed Stockholder the right to vote all of such Voting Securities during the time that such Voting Securities are held by L. Peed or a Permitted Transferee of L. Peed; and (3) any Transfer of such Voting Securities by L. Peed (other than to the Peed Stockholder or to a Permitted Transferee of L. Peed) will reduce the number of Stockholder Shares that can be transferred by the Peed Stockholder pursuant to Section 5.1(c); (ii) Transfer the Voting Securities, in whole or in part, to the Corporation or any Subsidiary of the Corporation, including pursuant to any redemption, share repurchase program, self-tender offer or otherwise; or (iii) Transfer the Voting Securities, in whole or in part, pursuant to any (A) recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction involving the Corporation, or (B) tender, exchange or other similar offer for any Voting Securities that is commenced by any Person or Group, provided, that the Board has not publicly recommended that stockholders of the Corporation not tender their Voting Securities to the Person or Group making such offer.
(g)    Any Transfer of any Voting Securities by L. Peed (other than to the Peed Stockholder or to a Permitted Transferee of L. Peed) will reduce the number of Stockholder Shares that can be transferred by the Peed Stockholder pursuant to Section 5.1(c). The Peed Stockholders shall not revoke or terminate the irrevocable proxy granted by L. Peed to the Peed Stockholder with respect to the Voting Securities Beneficially Owned by L. Peed and her Affiliates.
Section 5.2    Legends on Voting Securities; Securities Act Compliance.
(a)    Each share certificate representing Voting Securities shall bear the following legend (and a comparable notation or other arrangement will be made with respect to any uncertificated Voting Securities):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED

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UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”
(b)    In addition, for so long as any restrictions set forth in Section 5.1 remain in effect, such legend or notation shall also include the following language:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT AMONG THE ISSUER AND THE OTHER PARTIES THERETO (AS MAY BE AMENDED OR AMENDED AND RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”
(c)    The Peed Stockholder agrees that he will, if reasonably requested by the Corporation, deliver at the Peed Stockholder’s expense to the Corporation an opinion of reputable U.S. counsel selected by the Peed Stockholders and reasonably acceptable to the Corporation, in form and substance reasonably satisfactory to the Corporation and counsel for the Corporation, that any Transfer made, other than in connection with an SEC‑registered offering by the Corporation or pursuant to Rule 144 under the Securities Act or a Transfer to a Permitted Transferee, does not require registration under the Securities Act.
(d)    At such time all of the Voting Securities Beneficially Owned by the Peed Stockholder may be freely sold without registration under the Securities Act, including under Rule 144 without being subject to the volume limitations and manner of sale restrictions contained therein, the Corporation agrees that it will promptly after the later of (x) if reasonably requested pursuant to Section 5.1(c), the delivery of the opinion described in such section and (y) in the case of certificated Voting Securities, the delivery by the Peed Stockholder to the Corporation or its transfer agent of a certificate or certificates (in the case of a Transfer, in the proper form for Transfer) representing such Voting Securities issued with the legend set forth in Section 5.2(a), deliver or cause to be delivered to the Peed Stockholder a replacement stock certificate or certificates representing such Voting Securities that is free from the legend set forth in Section 5.2(a) (or in the case of uncertificated Voting Securities, free of any notation or arrangement set forth in Section 5.2(a)). At such time as no restrictions set forth in Section 5.1 remain in effect, the Corporation agrees that it will, promptly upon the written request of the Peed Stockholder and, in the case of certificated Voting Securities, the delivery by the Peed Stockholder to the Corporation or its transfer agent of a certificate or certificates (in the case of a Transfer, in the proper form for Transfer) representing Voting Securities issued with the legend set forth in Section 5.2(b), deliver or cause to be delivered to the Peed Stockholder a replacement stock certificate or certificates representing such Voting Securities that is free from the legend set forth in Section 5.2(b) (or in the case of uncertificated Voting Securities, free of any notation or arrangement set forth in Section 5.2(b)).

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ARTICLE VI

REGISTRATION RIGHTS
Section 6.1    Shelf Registration.
(a)    From and after the Closing, no later than sixty (60) days (or ninety (90) days if Form S-1 is used as contemplated by the fourth sentence of this paragraph) following the written request of holders of at least fifty percent (50%) of the Registrable Shares then outstanding, the Corporation shall use reasonable best efforts to prepare and file with (or confidentially submit to) the SEC a “shelf” Registration Statement on Form S-3 (if the Corporation is then eligible to use Form S-3 or any comparable or successor form or forms or any similar short form registration covering the resale of Registrable Shares for which the Corporation is then eligible) relating to the offer and sale of the Registrable Shares from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 promulgated under the Securities Act (together with any additional registration statements filed to register any Registrable Shares, including those that were subject to a Rule 415 Limitation, the “Shelf Registration”). Each request for a Shelf Registration shall specify the number of Registrable Shares requested to be included in the Shelf Registration. Upon receipt of any such request, the Corporation shall promptly (but in no event later than ten (10) days following receipt thereof) deliver notice of such request to all other holders of Registrable Shares that did not submit such written request for a Shelf Registration, each of which shall then have twenty (20) days from the date such notice is given by the Corporation to notify the Corporation in writing of their desire to be included in such Shelf Registration (the holders of Registrable Shares that elect to be included in a Shelf Registration or a Piggyback Registration (as defined below), as applicable, together with the holders of Registrable Shares that initially request the Corporation to prepare and file the Shelf Registration, the “Registration Stockholders”). In no event shall the Corporation be obligated to effect any Shelf Registration other than pursuant to a Form S-3 (or any comparable or successor form or forms or any similar short form registration covering the resale of such Registrable Shares) if the Corporation is then eligible to use Form S-3 (or such comparable or successor form) for the registration of the Registrable Shares under the Securities Act. If the Corporation is not eligible to use Form S-3 (or such comparable or successor form) at the time of filing of a Registration Statement pursuant to this Article VI, the Corporation will use Form S-1 (or such comparable or successor form thereto) to effect such registration and will undertake to register the Registrable Shares on Form S-3 (or such comparable or successor form thereto) promptly after such form is available for use by the Corporation; provided, that the Corporation shall not be obligated to keep effective any Shelf Registration on Form S-1 for a period in excess of one hundred eighty (180) days in any twelve (12) month period (treating, for purposes of such determination, any days included in any Deferral Period as days during which such Shelf Registration is not effective); provided, further, that upon regaining eligibility to use Form S-3 (or any comparable or successor form) the Corporation shall promptly file a Shelf Registration on Form S-3 (or such comparable or successor form thereto) covering all of the Registrable Shares previously requested to be included in such Shelf Registration and, subject to the immediately preceding proviso, will maintain the effectiveness of the Shelf Registration on Form S-1 (or such comparable or successor form) then in effect until such time as a Shelf Registration on Form S-3 (or such comparable or successor form thereto) covering the Registrable Shares has been declared effective

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by the SEC. If the Corporation continues to not be eligible to use Form S-3 (or such comparable or successor form thereto) to register the Registrable Shares after the one hundred eighty (180) day period referred to above has expired in respect of the most recent Shelf Registration on Form S-1 (or such comparable or successor form thereto), the Corporation will, upon the written request of one (1) or more Registration Stockholders, use reasonable best efforts to file another Shelf Registration on Form S-1 (or such comparable or successor form thereto) covering the Registrable Shares subject to the same limitations regarding maintenance of effectiveness as described above; provided, that the Corporation shall not be obligated to file more than one (1) Shelf Registration on Form S-1 (or such comparable or successor form thereto), together with any amendments thereto, in any calendar year and shall not be obligated to file a Shelf Registration on Form S-1 (or such comparable or successor form thereto), other than the initial Shelf Registration on Form S-1, until the date that is ninety (90) days after the expiration of the one hundred eighty (180) day period referred to above in respect of the immediately preceding Shelf Registration on Form S-1 (or such comparable or successor form thereto). Subject to the terms of this Agreement, the Corporation shall use its reasonable best efforts to cause each Registration Statement filed pursuant to this Article VI to be declared effective under the Securities Act as promptly as possible after the filing thereof. The Corporation shall use reasonable best efforts to address any comments from the SEC regarding any such Registration Statement and to advocate with the SEC for the registration of all Registrable Shares requested to be included in such Registration Statement. Notwithstanding the foregoing, if the SEC prevents the Corporation from including any or all of such Registrable Shares on a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Shares by the Registration Stockholders (a “Rule 415 Limitation”) or otherwise, such Registration Statement shall register the resale of a number of Registrable Shares which is equal to the maximum number of shares as is permitted by the SEC, and, subject to the provisions of this Section 6.1, the Corporation shall continue to use its reasonable best efforts to register all remaining Registrable Shares requested to be included in such Registration Statement as promptly as practicable in accordance with the applicable rules, regulations and guidance of the SEC. In such event, the number of Registrable Shares requested to be registered for each Registration Stockholder in such Registration Statement shall be reduced pro rata among all such Registration Stockholders.
(b)    The Corporation shall use its reasonable best efforts to keep the Registration Statement requested under Section 6.1(a) continuously effective under the Securities Act, to re-file such Registration Statement upon its expiration, to file another Registration Statement to register such Registrable Shares subject to a Rule 415 Limitation promptly upon the occurrence of any circumstance or event that would permit the registration of such Registrable Shares (and to cause such additional Registration Statement to become effective) and to cooperate in any shelf take down, whether or not underwritten, by amending or supplementing the Prospectus related to such Registration Statement as may be reasonably requested by the Registration Stockholders included in such Registration Statement, or as otherwise required for it to be available for resales by such Registration Stockholders of Registrable Shares, until the earlier of (i) the date that all such Registrable Shares (including, for the avoidance of doubt, any Registrable Shares that were subject to any Rule 415 Limitation) have been sold and (ii) the Registration Rights Termination Date. Such period during which the Registration Statement shall remain effective shall be referred to herein as the “Shelf Registration Period.”

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(c)    Notwithstanding any other provisions of this Agreement to the contrary, the Corporation shall use its reasonable best efforts to cause (i) the Registration Statement (as of the effective date of the Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) any related Prospectus, preliminary Prospectus or Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Corporation shall have no such obligations or liabilities with respect to any information pertaining to the Registration Stockholders and furnished to the Corporation by or on behalf of such Registration Stockholders specifically for inclusion therein, and (iii) the Shelf Registration to be effective and useable for resale of all Registrable Shares requested to be included therein, subject to any Rule 415 Limitation, during the Shelf Registration Period.
(d)    If (A) the SEC issues a stop order suspending the effectiveness of the Registration Statement or initiates proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act or (B) the Board, in its good faith judgment, determines that the registration of Registrable Shares pursuant to this Section 6.1 should be delayed or offers and/or sales of Registrable Shares suspended because the filing, initial effectiveness or continued use of the Registration Statement would (1) materially interfere with a significant confidential acquisition, corporate organization, financing, securities offering or other similar transaction in which the Corporation was materially involved; (2) require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential (and if disclosure would not otherwise be required if such Shelf Registration were not filed); (3) render the Corporation unable to materially comply with requirements under the Securities Act or Exchange Act or (4) otherwise be materially detrimental to the Corporation (each, a “Valid Business Reason”):
(i)    in the case of clause (d)(A) above, but subject to clause (ii) immediately below, as promptly as practicable, the Corporation shall use its reasonable best efforts to eliminate the stop order and cause the Registration Statement to become effective, including preparing and filing, if necessary pursuant to applicable Law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and related Prospectus;
(ii)    the Corporation shall promptly notify the Registration Stockholders in writing that the availability of the Registration Statement is suspended (a “Deferral Notice”) and the expected duration of the suspension (such period during which the availability of the Registration Statement and any related Prospectus is suspended, a “Deferral Period”).

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Upon receipt of any Deferral Notice, the Registration Stockholders shall immediately suspend making any offers or sales pursuant to the Registration Statement until such Registration Stockholders’ receipt of copies of the supplemented or amended Prospectus provided for in clause (d)(A) above, or until they are advised in writing by the Corporation that the Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; and
(iii)    the Corporation will use its reasonable best efforts to ensure that the use of the Prospectus with respect to such Registration Statement may be resumed (x) in the case of clause (d)(A) above, as promptly as is practicable and (y) in the case of clause (d)(B) above, as soon as, in the reasonable good faith judgment of the Corporation, there is no Valid Business Reason to continue such suspension and postponement. The Corporation shall give written notice to the Registration Stockholders of the termination of the Deferral Period promptly thereafter. Notwithstanding anything to the contrary contained herein, in no event shall (A) a Deferral Period arising from a single Valid Business Reason be invoked more than once in any six (6) month period, or (B) the aggregate number of days included in Deferral Periods invoked by the Corporation shall not exceed ninety (90) days in any one (1) year period.
Section 6.2    Piggyback Registration. From and after the Closing whenever the Corporation initially proposes to register the offer and sale of any shares of its securities under the Securities Act for its own account in connection with the public offering of such securities solely for cash (other than a registration (a) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Corporation pursuant to any employee stock plan or other employee benefit arrangement), (b) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (c) in connection with any dividend or distribution reinvestment or similar plan) and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Corporation shall give prompt written notice (in any event no later than thirty (30) days prior to the filing of such Registration Statement) to the holders of Registrable Shares of its intention to effect such a registration and shall include in such registration all Registrable Shares with respect to which the Corporation has received written requests for inclusion from the Registration Stockholders within twenty (20) days after the Corporation’s notice has been given to each such holder. Any Registration Stockholder shall have the right to withdraw such Registration Stockholder’s request for inclusion of his, her or its Registrable Securities in any Piggyback Registration statement pursuant to this Section 6.2 by giving written notice to the Corporation of such withdrawal prior to the effective time of the applicable Registration Statement. If any Piggyback Registration Statement pursuant to which Registration Stockholders have registered the offer and sale of Registrable Shares is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, such Registration Stockholder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Registration Statement, and the Corporation shall give prompt written notice thereof to the Registration Stockholder(s).

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Section 6.3    Termination of Registration Obligation. Notwithstanding anything to the contrary herein, the obligation of the Corporation to register Registrable Shares pursuant to this Article VI and maintain the effectiveness of any Registration Statement shall terminate as to each Registration Stockholder on the earliest of (a)  the date on which (i) all remaining Registrable Shares Beneficially Owned by such Registration Stockholder may be freely sold without registration under the Securities Act, including under Rule 144, without being subject to the volume limitations and manner of sale restrictions contained therein and that any restrictive legend included on the certificates representing such Registrable Shares may be removed and (ii) with respect to the Stockholder, the Corporation releases the Stockholder from any remaining transfer restrictions or other obligations under Article V and causes the Corporation’s transfer agent to deliver to the Stockholder stock certificate(s) representing the Stockholder’s Registrable Shares without any restrictive legends thereon, (b) the first date on which such Registration Stockholder Beneficially Owns Registrable Shares representing less than one percent (1%) of the then outstanding Voting Securities and (c) with respect to any Registrable Shares that are Transferred by such Registration Stockholder, upon the Transfer of such Registrable Shares other than a Transfer to a Permitted Transferee (the earliest date with respect to each Registration Stockholder, the “Registration Rights Termination Date”).
Section 6.4    Registration Procedures.  In connection with the registration of the Registrable Shares contemplated by this Article VI, the Corporation shall, until the latest Registration Rights Termination Date with respect to all Registration Stockholders, reasonably cooperate in the sale of such Registrable Shares and shall:
(a)    prepare and file with the SEC a Registration Statement with respect to such Registrable Shares as provided herein and, if such Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable after the filing thereof; provided, however, that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 under the Securities Act, each, a “Free Writing Prospectus”), the Corporation shall furnish to the Registration Stockholders and the managing underwriter(s), if any, copies of the Registration Statement and all other documents proposed to be filed (including exhibits thereto), including, upon the reasonable request of the Registration Stockholders and to the extent reasonably practicable, all documents that would be incorporated by reference or deemed to be incorporated by reference therein, which Registration Statement and documents will be subject to the reasonable review and comment of the Registration Stockholders and their counsel. The Corporation shall not file any Registration Statement or Prospectus or any amendments or supplements thereto (including Free Writing Prospectuses) with respect to any registration pursuant to Section 6.1 to which the Registration Stockholders and their counsel or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless in the opinion of the Corporation, such filing is necessary to comply with applicable Law;
(b)    prepare and file with the SEC such amendments and supplements to such Registration Statement, the Prospectus used in connection therewith (including Free Writing Prospectuses) and Exchange Act reports as may be necessary to keep such Registration Statement effective for the period set forth in Section 6.1(b), and to comply with the provisions of the Securities

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Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;
(c)    furnish to the Registration Stockholders and the managing underwriter(s), if any, such number of conformed copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary and final Prospectus, any Free Writing Prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request, including in order to facilitate the disposition of the Registrable Shares in accordance with the intended method or methods of disposition thereof; and the Corporation, subject to Section 6.1(d), hereby consents to the use of such Prospectus and each amendment or supplement thereto by Stockholders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any such amendment or supplement thereto;
(d)    use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or “blue sky” Laws of such jurisdictions as the Registration Stockholders reasonably request and do any and all other acts and things that may be necessary or reasonably advisable to enable the Registration Stockholders to consummate the disposition in such jurisdictions of the Registrable Shares in accordance with the intended method of distribution thereof (provided, that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (ii) subject itself to taxation in any jurisdiction wherein it is not so subject; or (iii) take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject);
(e)    promptly notify the Registration Stockholders and the managing underwriter(s), if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event or existence of any fact as a result of which the Prospectus (including any information incorporated by reference therein) included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable upon discovery, prepare and furnish to the Registration Stockholders a reasonable number of copies of a supplement or amendment to such Prospectus, or file any other required document, as may be necessary so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
(f)    promptly notify the Registration Stockholders and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre‑effective amendment, the Prospectus or any Prospectus supplement or any post‑effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post‑effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to such Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order

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suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;
(g)    use its reasonable best efforts to cause all such Registrable Shares covered by such Registration Statement to be listed promptly (after notice of issuance) on NASDAQ or the principal securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted;
(h)    use its reasonable best efforts to cooperate with the Registration Stockholders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold under the Registration Statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Shares to be issued in such denominations and registered in such names as the managing underwriter(s), if any, may request in writing or, if not an underwritten offering, in accordance with the instructions of the Registration Stockholders, in each case, at least two (2) Business Days prior to any sale of Registrable Shares;
(i)    enter into such agreements (including underwriting agreements with customary provisions) and take all such other actions as the Registration Stockholders or the managing underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;
(j)    make available upon reasonable notice and during normal business hours for inspection by the Registration Stockholders, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Registration Stockholders or underwriter(s), all financial and other records, pertinent corporate documents and documents relating to the business of the Corporation; provided, however, that the Registration Stockholders shall, and shall cause each such underwriter(s), accountant or other agent to, (i) enter into a customary confidentiality agreement or arrangement in form and substance reasonably satisfactory to the Corporation; and (ii) minimize, to the extent reasonably practicable, the disruption to the Corporation’s business in connection with the foregoing;
(k)    otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first (1st) day of the Corporation’s first (1st) full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(l)    in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use reasonable best efforts to obtain the withdrawal of such order as soon as reasonably practicable;

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(m)    cause its senior management to support the marketing of the Registrable Shares covered by the Registration Statement pursuant to any Registration Statement (including participation in “road shows”); provided, that the Corporation shall not be obligated to participate in any such “road show” more than one (1) time in any one hundred twenty (120) day period; provided, further, that the Corporation may request a change in the dates of any such “road show” by not more than ten (10) Business Days if the Corporation determines, in its good faith reasonable judgment, that the initially proposed dates for such “road show” would adversely interfere with the performance of senior management’s duties to the Corporation (and the Registration Stockholders will give reasonable consideration to accommodating any such request);
(n)    obtain one (1) or more comfort letters, addressed to the Registration Stockholders, dated the effective date of such Registration Statement and, if requested by the Peed Stockholders, dated the date of sale by the Registration Stockholders (and, if such registration includes an underwritten public offering, addressed to each of the managing underwriter(s) and dated the date of the closing under the underwriting agreement for such offering), signed by the independent public accountants who have issued an audit report on the Corporation’s financial statements included in such Registration Statement in customary form and covering such matters of the type customarily covered by comfort letters as the Registration Stockholders reasonably request;
(o)    provide legal opinions of the Corporation’s outside counsel (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and the Registration Stockholders’ counsel), addressed to the Registration Stockholders, dated as of the date of sale by the Registration Stockholders (and, if such registration includes an underwritten public offering, addressed to each of the managing underwriter(s)), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by the Registration Stockholders’ counsel (and, if applicable, by the managing underwriter(s)); and
(p)    use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable in the opinion of the Registration Stockholders’ counsel to effect the registration of such Registrable Shares contemplated hereby.
In the case of any underwritten offering of Registrable Shares registered under a Registration Statement filed pursuant to Section 6.1(a), (i) all Registrable Shares included therein shall be subject to the applicable underwriting agreement with customary terms and a Registration Stockholder may not participate in such offering or registration unless such Registration Stockholder agrees to sell such Registration Stockholder’s securities on the basis provided therein; and (ii) a Registration Stockholder may not participate in such offering or registration unless such Registration Stockholder completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required by the managing underwriter(s) to be executed in connection therewith, and provide such other information to the Corporation

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or the underwriter(s) as may be reasonably requested to offer or register such Stockholder’s Registrable Shares; provided, however, that the aggregate amount of liability of each Registration Stockholder pursuant to any indemnification obligation thereunder (which, for the avoidance of doubt, shall be on a several and not joint basis) shall not exceed the net proceeds received by such Registration Stockholder from such offering.

Section 6.5    Underwritten Offerings.
(a)    At any time that a Shelf Registration covering Registrable Shares is effective, if the Registration Stockholders deliver notice to the Corporation stating that they intend to effect an underwritten offering of all or part of its Registrable Shares included on the Shelf Registration, the Corporation shall amend or supplement the Shelf Registration or related Prospectus as may be necessary in order to enable such Registrable Shares to be distributed pursuant to the underwritten offering. The lead underwriter to administer a Shelf Registration shall be chosen by the Corporation, subject to the prior written consent, not to be unreasonably withheld, delayed or conditioned, of the Registration Stockholders then holding a majority of the issued and outstanding Registrable Shares. The lead underwriter to administer a Piggyback Registration initiated as a primary underwritten offering on behalf of the Corporation shall be chosen by the Corporation, subject to the prior written consent, not to be unreasonably withheld, delayed or conditioned, of the Registration Stockholders then holding a majority of the issued and outstanding Registrable Shares.
(b)    If a Shelf Registration or Piggyback Registration involves an underwritten offering and the managing underwriter of such underwritten offering advises the Corporation and the Registration Stockholders in writing that in its reasonable and good faith opinion the number of Registrable Shares proposed to be included in the Shelf Registration or Piggyback Registration, exceeds the number of Registrable Shares which can be sold in such underwritten offering and/or the number of Registrable Shares proposed to be included in such Shelf Registration or Piggyback Registration would adversely affect the price per share of the Registrable Shares proposed to be sold in such underwritten offering or the success of such offering,
(i)    with respect to a Shelf Registration that is not a Piggyback Registration, the Corporation shall include in such Shelf Registration (A) first, the Registrable Shares that the Registration Stockholders propose to sell, and (B) second, the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Corporation and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree; provided, that, if the managing underwriter determines that less than all of the Registrable Shares requested to be sold can be included in such offering, then the Registrable Shares that are included in such offering shall be allocated pro rata among the respective Registration Stockholders thereof on the basis of the number of Registrable Shares owned by each such Registration Stockholder; and
(ii)    with respect to a Piggyback Registration, the Corporation shall include in such Piggyback Registration, (A) first, the shares of Common Stock that the Corporation

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proposes to sell for its own account; (B) second, the Registrable Shares that the Registration Stockholders propose to sell, allocated pro rata among all such Registration Stockholders on the basis of the number of Registrable Shares owned by each such holder or in such manner as the Registration Stockholders may otherwise agree; and (C) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than the Registration Stockholders, allocated among such holders the basis of the number of shares of Common Stock owned by each such holder.
Section 6.6    Registration Expenses. Except as otherwise provided in this Agreement, all expenses incidental to the Corporation’s performance of or compliance with this Agreement, including (a) all registration and filing fees (including (i) with respect to filings required to be made with the SEC, all applicable securities exchanges and (ii) compliance with securities or blue sky Laws including any fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Shares pursuant to Section 6.4(d)); (b) word processing, duplicating and printing expenses (including expenses of printing certificates for Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Registration Stockholders); (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Corporation; (e) fees and disbursements of no more than one (1) counsel for the Registration Stockholders and which fees and disbursements shall not exceed, in the aggregate, $50,000 in connection with the review of any single Registration Statement or related documents and the transactions contemplated thereby; (f) fees and disbursements of all independent certified public accountants (including, without limitation, the fees and disbursements in connection with any “cold comfort” letters required by this Agreement), other special experts, retained by the Corporation; and (g) all reasonable expenses incurred with the prior written approval of the Corporation (not to be unreasonably withheld) in connection with up to two (2) “road shows” undertaken pursuant to Section 6.4(m), shall be borne by the Corporation. The Corporation shall, in any event, pay its internal expenses, the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the Registrable Shares to be registered on the applicable securities exchange. All underwriting discounts, selling commissions and transfer taxes incurred in connection with the offering of any Registrable Shares (collectively, “Selling Expenses”) shall be borne by the Registration Stockholder selling the Registrable Shares to which such Selling Expenses relate. For the avoidance of doubt, the Corporation shall not bear any Selling Expenses in connection with its obligations under this Agreement.
Section 6.7    Indemnification; Contribution.
(a)    The Corporation shall, and it hereby agrees to, (i) indemnify and hold harmless each Registration Stockholder in any offering or sale of Registrable Shares, and such Registration Stockholder’s partners, members, managers and Affiliates (but not, for the avoidance of doubt, any Stockholder Designee in such person’s capacity as a Director of the Corporation) and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act, from and against any and all losses, claims, damages, or liabilities, or any actions or proceedings (whether commenced or threatened) in respect thereof and costs and expenses (including reasonable fees of counsel) (collectively, “Claims”) to which each such indemnified

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party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus, including any Free Writing Prospectus, incorporated into such Registration Statement, in the light of the circumstances in which they were made), not misleading; and (ii) reimburse upon written demand each indemnified party for any legal or other out‑of‑pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Claims; provided, however, that the Corporation shall not be liable to an indemnified party in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Corporation about a Registration Stockholder by or on behalf of such indemnified party expressly for use therein, or if the Registration Stockholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Corporation had previously furnished copies thereof to such Registration Stockholder a reasonable period of time prior to such sale and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement.
(b)    Each Registration Stockholder shall, and hereby agrees to, severally and not jointly (i) indemnify and hold harmless the Corporation in any offering or sale of Registrable Shares, each Director and officer of the Corporation (including any such Director or officer who shall sign the applicable Registration Statement) and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act, from and against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances in which they were made), not misleading; and (ii) reimburse upon written demand each indemnified party for any legal or other out‑of‑pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Claims, in each case,

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to the extent, that such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information about such Registration Stockholder furnished in writing to the Corporation by or on behalf of such Registration Stockholder expressly for use therein, or if such Registration Stockholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Corporation had previously furnished copies thereof to the Registration Stockholders a reasonable period of time prior to such sale and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement.
(c)    Each Registration Stockholder, on the one hand, and the Corporation, on the other hand, agrees that if, for any reason, the indemnification provisions contemplated by Section 6.7(a) or Section 6.7(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to statements or omissions that that resulted in such Claims. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 6.7(c) is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Corporation, on the one hand, and a Registration Stockholder, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of securities (net of discounts and commissions but before deducting expenses) giving rise to the applicable Claim bears to the net proceeds received by such Registration Stockholder with respect to its sale of Registrable Shares giving rise to such Claim. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.7(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 6.7(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 6.8) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Registration Stockholders obligations to contribute as provided in this Section 6.7(c) are several and not joint.
Section 6.8    Indemnification Procedures.

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(a)    If an indemnified party shall desire to assert any claim for indemnification provided for under Section 6.7 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Corporation or the Registration Stockholders, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder, except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.
(b)    If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party. Should the Indemnifying Party so elect to, and in fact, assume the defense of a Claim with counsel reasonably satisfactory to the indemnified party, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves conflicts of interest or different defenses for the indemnified party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two (2) immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the indemnified party shall cooperate, at the expense of the Indemnifying Party, in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use commercially reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with its written consent, the Indemnifying Party agrees to indemnify and hold harmless the indemnified parties from and against any Claim by reason of such settlement or judgment. The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement includes (i) an unconditional release of the indemnified

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party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.
Section 6.9    Rule 144; Rule 144A. The Corporation covenants that it will use its reasonable best efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and to take such further action as the Registration Stockholders may reasonably request, all to the extent required from time to time to enable the Registration Stockholders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A or Regulation S under the Securities Act; or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Registration Stockholders, the Corporation will deliver to the Registration Stockholders a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.
Section 6.10    Lock-Up Agreement. In consideration for the Corporation agreeing to its obligations under this Agreement, each Registration Stockholder agrees, in connection with any underwritten offering made pursuant to a Registration Statement, upon the written request of the managing underwriter(s) of such offering, it will enter into a customary lock-up agreement with such managing underwriter(s) agreeing not to, without the prior written consent of such managing underwriter, during the Holdback Period (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of (including any sale pursuant to Rule 144 or Rule 144A), directly or indirectly, any Registrable Shares or any securities convertible into, exercisable for or exchangeable for shares of Registrable Shares held immediately before the effectiveness of the Registration Statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Registrable Shares or such other securities, in cash or otherwise. Each holder of Registrable Shares agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.
ARTICLE VII

MISCELLANEOUS
Section 7.1    Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of: (a) the date that is three (3) years after the first date on which the last of the Peed Stockholder ceases to Beneficially Own Voting Securities representing at least two percent (2%) of the Voting Securities outstanding at such time; (b) the termination of the Merger Agreement prior to the First Effective Time and (c) the consummation of a Change of Control with respect to the Corporation in which all Voting Securities of the Corporation are exchanged for cash consideration; provided, however, that Section 3.2 shall survive for the period set forth therein.

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Section 7.2    Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
Section 7.3    Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto that will be affected by such amendment.
Section 7.4    Entire Agreement; No Inconsistent Agreements. This Agreement, the Merger Agreement and the other documents delivered pursuant to this Agreement and the Merger Agreement, collectively constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the matters described herein.
Section 7.5    Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.
Section 7.6    Notices. Any notice required to be given hereunder shall be sufficient if in writing and shall be deemed to have been duly given (a) if sent by facsimile transmission, on the date sent with confirmation of receipt (provided, that any notice received by facsimile transmission or otherwise at the addressee’s location on any non-Business Day or any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), (b) if by nationwide overnight delivery service (with proof of delivery) or hand delivery, when received or (c) if sent by email, on the date delivered (with confirmation of receipt), in each case as addressed as follows:

If to the Corporation: United Insurance Holdings Corp. 800 2nd Avenue S. St. Petersburg, Florida 33701 Email:	ksalmon@upcinsurance.com Attention: Kimberly A. Salmon, General Counsel & Chief Legal Officer
With a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Facsimile: (312) 853-7036
Email: bfahrney@sidley.com
swilliams@sidley.com
Attention: Brian J. Fahrney
Scott R. Williams
If to the Peed Stockholder:

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R. Daniel Peed
c/o AmRisc, LLC
20405 Hwy 249, Ste. 430
Houston, TX 77070
Facsimile: 866-535-4375
Email:    dpeed@amrisc.com

With a copy (which shall not constitute notice) to: Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Facsimile:	(212) 909-6836 Email: ggooding@debevoise.com mddevins@debevoise.com Attention: Gregory V. Gooding Michael D. Devins
Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 7.6.
Section 7.7    Waiver. Waivers under this Agreement are only valid and binding if in writing and duly executed by the party against whom enforcement of the waiver is sought. Waivers shall only waive the specific matter described in the written waiver and do not impair the rights of the party granting the waiver in other respects or at other times. A party’s waiver of a breach of any provision of this Agreement, or failure (on one or more occasions) to enforce a provision of, or to exercise a right under, this Agreement, will not constitute a continuing waiver of the same or of a similar breach, or of such provision or right at another time or in another context.
Section 7.8    Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Except as contemplated by Section 5.1(f), no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement (a) with respect to any assignment or delegation by the Peed Stockholder, without the prior written consent of the Corporation, and (b) with respect to any assignment or delegation by the Corporation, without the prior written consent of the Peed Stockholder, in each case, which any such party may withhold in his, her or its sole and absolute discretion. Any purported assignment without such prior written consents shall be void.
Section 7.9    No Third Party Beneficiary. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement, except as set forth in Section 6.7 and Section 6.8.

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Section 7.10    Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, e‑mail or otherwise) to the other parties.

Section 7.11    Governing Law and Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort, in law or in equity, or otherwise) that may be based upon, arise out of or relate to this Agreement, shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of law principles of the State of Delaware or any other jurisdiction.
Section 7.12    Consent to Jurisdiction and Service of Process. Each of the parties irrevocably agrees that any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry, investigation or other proceeding (whether in contract or tort, in law or in equity, or otherwise) (a “Proceeding”) with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment or award in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.12 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 7.12, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Proceeding in such court is brought in an inconvenient forum, (ii) the venue of such Proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby consents to service being made through the notice procedures set forth in Section 7.6 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 7.6 shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated hereby.

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Section 7.13    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 7.14    Specific Performance. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief (exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware)) in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).
Section 7.15    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.
Section 7.16    Effectiveness. This Section 7.16 and Section 7.1 shall be effective from and after the execution and delivery of this Agreement. The other terms of this Agreement shall become effective at and as of the First Effective Time.
Section 7.17    Relationship of the Parties. No provision of this Agreement creates a partnership between any of the parties or makes a party the agent of any other party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for, another party in any way or for any purpose.
Section 7.18    Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, from and after the Closing Date, the parties hereto shall each use commercially reasonable efforts to promptly (a) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary,

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proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (b) obtain from any Governmental Authority or third party any and all necessary clearances, waivers, consents, authorizations, approvals, permits or orders required to be obtained in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby; and (c) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.
THE CORPORATION:
UNITED INSURANCE HOLDINGS CORP.

By:	/s/ John Forney Name: John Forney Title: Chief Executive Officer

THE AMCO STOCKHOLDER

RDX HOLDING, LLC

By:	/s/ R. Daniel Peed Name: R. Daniel Peed Title: Director & Sole Managing Member

THE PEED STOCKHOLDER:

/s/ R. Daniel Peed
R. Daniel Peed

PEED FLP1, LTD., L.L.P.

By:	Peed Management, LLC
Title: Managing Member

By: /s/ R. Daniel Peed
Name: R. Daniel Peed
Title: Manager

Stockholders Agreement